MULTIPLE DISBURSEMENT TERM NOTE

New York

October 27, 2010 $1,865,000.00

BORROWER (Name): Corning Natural Gas Corporation

(Organizational Structure): Corporation

(State Law organized under): New York

(Address of residence/chief executive office): 330 West William Street, Corning, New York 14830

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203 Attention: Office of the General Counsel.

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, in immediately available United States funds at any banking office of the Bank, as set forth below, the principal sum of One Million Eight Hundred Sixty-Five Thousand and 00/100 Dollars ($1,865,000.00) (the "Maximum Principal Amount"), or if less, the aggregate unpaid principal amount of all loans ("Loans") made under this Note from time to time (the "Outstanding Principal Amount"), plus interest and all fees and Expenses (as defined below).

Definitions. As used in this Note, each capitalized term shall have the meaning specified herein. Additionally, the following terms shall have the indicated meanings:

  "Amortization Period" means the period from and including the Conversion Date to the Maturity Date, during which Borrower shall repay the Outstanding Principal Amount as set forth below, plus interest and Expenses.

  "Conversion Date" is the Payment Due Day in the month of November, 2010.

  "Credit" means the financial accommodation provided to Borrower by the Bank under this Note.

  "Disbursement Period" means the period from the date of this Note to, but not including, the Conversion Date, during which the Bank is disbursing Loans to Borrower.

  "Maturity Date" is the Payment Due Day in the month of November, 2015.

  "Payment Due Day" is the same day of a month as the date of this Note unless a different day of the month is inserted into the following space: the 27th day of the month. If there is no numerically corresponding day in a particular month, the Payment Due Day shall be the last day of such month.

Interest During the Disbursement Period. From and including the date of this Note to, but not including, the Conversion Date, the Outstanding Principal Amount shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) at a rate per year which shall be:

[ ] fixed at ________ % ("Initial Fixed Rate").

[X] variable based on _1.50_ percentage points above the rate in effect each day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest during the Disbursement Period shall accrue at the Maximum Legal Rate (defined below).

Interest During Amortization Period. From and including the Conversion Date to, but not including, the date all amounts hereunder are paid in full, the Outstanding Principal Amount shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) at a rate per year which shall be:

[ ] fixed at ________ %.

[ ] variable based on the greater of (a) ________ percentage points above the rate in effect each day as the rate announced by the Bank as its prime rate of interest, or (b) the Interest Rate Floor.

[ X] fixed at 4.0_percentage points above the Cost of Funds. The term "Costs of Funds" means the sum of (A) the most recent yield on United States Treasury Obligations adjusted to a constant maturity of five (5) years in effect two (2) business days prior to the Conversion Date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15(519), or by such other quoting service, index or commonly available source utilized by the Bank, plus (B) the "ask" side of the five (5) year swap spread in effect two (2) business days prior to the Conversion Date as set forth in Bloomberg, L.P. or by such other quoting service, index or commonly available source utilized by the Bank.

If no rate is specified above, interest during the Amortization Period shall accrue at the Maximum Legal Rate (defined below) fixed as of the Conversion Date.

1.

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable under this Note at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Outstanding Principal Amount shall be immediately and automatically increased to five (5) percentage points per year above the otherwise applicable rate per year (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate.

Repayment of Principal and Interest.

  During the Disbursement Period, absent an Event of Default, Borrower shall pay all accrued and unpaid interest in amounts which may vary on the Outstanding Principal Amount in consecutive monthly installments commencing on the first Payment Due Day after the date of the Note and on the same Payment Due Day of each month thereafter to and including the Conversion Date.

  During the Amortization Period, absent an Event of Default, Borrower shall pay the Outstanding Principal Amount and interest owing under this Note to the Bank in installments as follows:

[ ] Borrower shall pay the entire Outstanding Principal Amount on the Maturity Date. In addition, until the Outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, in consecutive monthly installments commencing on the Payment Due Day occurring in the first month after the date of this Note and on the same Payment Due Day of each month thereafter.

[ ] Borrower shall pay the Outstanding Principal Amount in ___________ consecutive ☐ monthly ☐ quarterly ☐ annual installments (check applicable box; if no box is checked, the monthly installment shall apply) commencing on the Payment Due Day occurring in the next month/quarter/year (as applicable) after the Conversion Date and on same Payment Due Day of each month/quarter/year (as applicable) thereafter, consisting of _______________ equal installments of principal each in the amount of one-____________ (1/___) of the Outstanding Principal Amount as of the Conversion Date; and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the Outstanding Principal Amount at that time, together with all other amounts outstanding hereunder, including, without limitation, accrued interest and Expenses. In addition, until the Outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, in consecutive monthly installments commencing on the Payment Due Day occurring in the first month after the Conversion Date and on the same Payment Due Day of each month thereafter.

[ X] Borrower shall pay the Outstanding Principal Amount and interest in sixty (60) consecutive level ☒ monthly ☐ quarterly ☐ annual installments (check applicable box; if no box is checked, the monthly installment shall apply) consisting of both principal and interest, commencing on the Payment Due Day occurring in the next month/quarter/year (as applicable) after the Conversion Date and on the same Payment Due Day of each month/quarter/year (as applicable) consisting of fifty-nine (59) level installments of principal and interest, with each such installment being in an amount that would result in the Outstanding Principal Amount (as of the Conversion Date), plus interest at the rate elected above, being fully paid if amortized over ten (10) years; and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the Outstanding Principal Amount at that time, together with all other amounts outstanding hereunder, including, without limitation, accrued interest and Expenses. PLEASE NOTE: The Final Installment may be higher than expected if any payment is received after its due date. Furthermore, to the extent that (i) the repayment terms of this Note contemplate level installments of principal and interest during any period in which the applicable interest rate is a variable rate ("Variable Rate P&I Period"), and (ii) during any such Variable Rate P&I Period, the applicable interest rate changes in accordance with the terms of this Note, the following provisions shall apply: (a) if the amount of accrued interest during any installment period shall exceed the amount of Borrower's scheduled installment of principal and interest for that period, the amount of the installment due and payable to the Bank for that period shall be adjusted (i.e., increased) to equal the amount of interest accrued for that period, so as to avoid negative amortization; and (b) in all other instances of applicable interest rate fluctuation during a Variable Rate P&I Period, Borrower's scheduled installment of principal and interest will remain the same and, in such instances where the applicable interest rate increases, result in a greater portion of such installment amount being applied to interest due, leaving less available to reduce the Outstanding Principal Amount. Borrower understands that each scenario will result in a higher than expected Outstanding Principal Amount due and payable to the Bank on the Maturity Date, and agrees that, absent manifest error, the Bank's determination of any amount due in connection herewith shall be conclusive.

Authorized Representatives. During the Disbursement Period, the Bank may make any Loans in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by _____________________________________________ (include name(s) and title(s), as appropriate) or any other officer, employee or representative of Borrower who is authorized or designated as a signer of loan documents under the provisions of Borrower's most recent resolutions or similar documents on file with the Bank (each an "Authorized Person"). Notwithstanding that individual names may have been provided to the Bank, the Bank shall be permitted at any time to rely solely on the title of an individual to ascertain whether that individual is an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. Borrower acknowledges that the transmission between Borrower and Bank of any Request or other instructions with respect to the Credit involves the possibility of errors, omissions, misinterpretations, fraud and mistakes, and agrees to adopt such internal measures and operational procedures as may be necessary to prevent such occurrences. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank's accepting, relying on and acting upon any Request or other instructions with respect to the Credit; or (ii) any such error, omission, misinterpretation, fraud or mistake, provided such error, omission, misinterpretation, fraud or mistake is not directly caused by the Bank's gross negligence or willful misconduct. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph. At no time can the requested Loan and the Outstanding Principal Amount exceed the Maximum Principal Amount. After the Amortization Period commences, no further Loans shall be made pursuant to this Credit. Both during the Disbursement Period and the Amortization Period, once a Loan has been repaid, it cannot be re-borrowed.

2.

Late Charge. If payment is not received within five (5) days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount or (c) the Bank's then current late charge as announced from time to time; provided, however, that any excess collected by mistake shall be refunded on request, and each such late charge shall be separately charged and collected by the Bank. If this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal two percent (2%) of the delinquent amount and shall be payable if payment is not received within fifteen (15) days of its due date.

Application of Payments. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal. Interest under this Note (whether during the Disbursement Period or the Amortization Period) will continue to accrue until payment is actually received.

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the Outstanding Principal Amount to the Bank, in whole or in part, in advance of the Maturity Date, at any time and from time to time upon written notice received by the Bank at least thirty (30) days prior to making such payment; provided, however, as consideration of the privilege of making such prepayment, Borrower shall pay to the Bank a premium in accordance with the Prepayment Premium Rider, attached hereto and made a part hereof. Any partial prepayment of principal shall be applied in inverse order of maturity. With any prepayment in full of the Outstanding Principal Amount, Borrower shall also pay to the Bank all accrued interest and Expenses owing pursuant to this Note. In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the terms of this Note.

Bank Records Conclusive. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

Representations, Warranties and Covenants. Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full:

Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose.

Good Standing Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

Compliance. Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary to the conduct of Borrower's business and for Borrower's due issuance of this Note have been duly obtained and are in full force and effect. Borrower is in compliance with all conditions of each Approval.

Financial and Other Information. For each year until this Note is paid in full, Borrower shall provide to the Bank in form and number of copies and by accountants satisfactory to the Bank, within ninety (90) days after the end of each fiscal year of Borrower, statements of income and cash flows and the financial position and balance sheet of Borrower as of the fiscal year end, each in reasonable detail and certified by an officer or member of Borrower to have been prepared in accordance with generally accepted accounting principles to present fairly the results of Borrower's operations and cash flows and its financial position in conformity with such principles, and to be correct, complete and in accordance with Borrower's records. Promptly upon the request of the Bank from time to time, Borrower shall supply all additional information requested and permit the Bank's officers, employees, accountants, attorneys and other agents to (i) visit and inspect each of Borrower's premises, (ii) examine, audit, copy and extract from Borrower's records and (iii) discuss Borrower's or its affiliates' business, operations, assets, affairs or condition (financial or other) with its responsible officers and independent accountants.

Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

3.

Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker's compensation and business interruption insurance and flood hazard insurance as required.

Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an "Action") which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower's ownership or management and (iv) of any material adverse change in Borrower's ability to repay this Note.

No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in any merger, consolidation or other absorption or (iv) agree to do any of these things.

Events of Default. The following constitute an event of default ("Event of Default") under this Note: (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively, "Affiliates"); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to the Bank (other than under this Note), any third party or Affiliate or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the reorganization, merger, consolidation or dissolution of Borrower (or the making of any agreement therefor); the sale, assignment, transfer or delivery of all or substantially all of the assets of Borrower to a third party; or the cessation by Borrower as a going business concern; (v) the death or judicial declaration of incompetency of Borrower, if an individual; (vi) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award; (vii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (viii) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; (x) any representation or warranty made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower proves to have been misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xi) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower's ability to repay its debts; (xii) an adverse change in the Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse effect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform any obligation to the Bank; (xiii) the occurrence of any event described in sub-paragraph (i) through and including (xii) hereof with respect to any guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note ("Guarantor"); (xiv) Borrower fails to supply new or additional collateral within ten (10) days of request by the Bank; or (xv) the Bank in good faith deems itself insecure with respect to payment or performance under this Note.

Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower. All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraph (ix) above, or at the Bank's option, upon the occurrence of any other Event of Default. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

Expenses. Borrower promises to pay, on demand, all costs and expenses incurred by the Bank from time to time with regard to this Note (including without limitation attorneys' fees and disbursements whether for internal or outside counsel), to negotiating or documenting a workout or restructuring, or to preserving its rights or realizing upon any guaranty or other security for the payment of this Note ("Expenses").

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliates in any capacity to Borrower or any Guarantor. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elects to do so.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note and the transaction related thereto, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation

4.

made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

Governing Law and Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the State of New York in any County or judicial district where the Bank maintains a branch, and consents that the Bank may effect any service of process in the manner and at Borrower'S address set forth above for providing notice or demand; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

[ ] Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about ____________, ____, in the original principal amount of $__________, given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time ("Prior Note"), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower's obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower's obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #______________________________ with the Bank automatically for any amount which becomes due under this Note.

5.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

CORNING NATURAL GAS CORPORATION

By:_____________________________

Name: Michael I. German

Title: President

_____________________________

Signature of Witness

_____________________________

Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK )

:SS.

COUNTY OF _______________ )

On the _________ day of October, in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL I. GERMAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________________

Notary Public

FOR BANK USE ONLY

Authorization Confirmed: ___________________________

Disbursement of Funds:

Credit A/C # ___________ Off Ck # ___________ Payoff Obligation # __________

$ __________ $ __________ $ ___________